   As filed with the Securities and Exchange Commission on
                          May 6, 1996
                        Registration No.333-2045
              SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                        AMENDMENT No. 2
                              to
                           FORM S-3
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933

                       AMP Incorporated
      (Exact name of registrant as specified in charter)

     Pennsylvania

    (State or other    470 Friendship Road     23-033-2575
    jurisdiction of Harrisburg, Pennsylvania     (I.R.S.
   incorporation or           17111             Employer
     organization)       (717) 564-0100       Identification
                  (Address, including zip code,    No.)
                 and telephone number, including
                   area code, of registrant's
                  principal executive offices)


                      David F. Henschel
                       AMP Incorporated
                     470 Friendship Road
                Harrisburg, Pennsylvania 17111
                        (717) 564-0100
  (Name, address, including zip code, and telephone number,
         including area code, of agent for service.)
                          Copies to:

David W. Schoenberg, Esq.        Joseph L. Johnson III, Esq.
   Altheimer & Gray                Goodwin, Procter & Hoar
10 South Wacker Drive, Suite 4000      Exchange Place
Chicago, Illinois 60606          Boston, Massachusetts 02109
    (312) 715-4000                     (617) 570-1000

       Approximate date of commencement of proposed sale  to
  the   public:     As  soon   as  practicable   after  this
  Registration Statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /_______________________________
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
  /  /_______________________________
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

              SUBJECT TO COMPLETION, DATED MAY 6, 1996
  PROSPECTUS
                 , 1996

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
  OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        729,463 Shares

                       AMP INCORPORATED
                        Common Stock

      Of the 729,463 shares of common stock, no par value ("Common Stock"), of AMP Incorporated, a Pennsylvania corporation (the "Company"), offered hereby, 300,714 shares are being offered by Robert M. Bretholtz ("RMB"), 202,318 shares are being offered by the Harold N. Cotton Trust ("HNC"), 26,005 shares are being offered by Ronnie Bretholtz, as Custodian for Jared S. Bretholtz ("RB"), 26,005 shares are being offered by the Joshua B. Bretholtz Grantor Trust ("JBBGT"), 50,807 shares are being offered by the Nancy E. Cotton Trust ("NECT"), 50,807 shares are being offered by the Betsy Cotton Trust ("BCT"), 10,000 shares are being offered by the Jewish Community Endowment Foundation of Worcester as part of the Harold and Phyllis Cotton Fund ("WJF"), 12,000 shares are being offered by Fidelity Investments Charitable Gift Fund ("FICGF") and 50,807 shares are being offered by the Lauren Cotton Trust (together with RMB, HNC, RB, JBBGT, NECT, BCT, WJF and FICGF, the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution."

       The Common Stock to be sold by the Selling Shareholders was issued in connection with the acquisition by a wholly-owned subsidiary of the Company of Madison Cable Corporation, Madison Cable Limited and the net assets of Airport Realty Company and Jared Associates (the "Acquisition"). The Company has agreed with the Selling Shareholders to register the 1,458,933 shares of Common Stock issued to date in the Acquisition, which shares include the 729,463 shares of Common Stock offered hereby. The Company has also agreed to pay certain fees and expenses incident to such registration. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Common Stock will be approximately $30,000. The Company intends to keep the registration statement, of which this Prospectus is a part, effective until no later than June 13, 1996. See "Selling Shareholders" and "Plan of Distribution."

    The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE"), the Boston Stock Exchange, the Cincinnati Stock Exchange, the Midwest Stock Exchange, Inc., the Pacific Stock Exchange, Incorporated and the Philadelphia Stock Exchange, Inc. and options with respect to the Common Stock are listed on the Chicago Stock Exchange, Inc., all under the symbol AMP. On April 29, 1996, the last reported sale price of the Company's Common Stock on the NYSE Composite Tape was $44.875 per share.

       The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the shares of Common Stock being offered hereby from time to time on the NYSE, any other securities exchange on which the Common Stock is listed or the over the counter market, at prices and on terms then prevailing thereon, or in negotiated transactions or otherwise. To the extent required, the specific number of shares to be sold, the names of the Selling Shareholder(s), the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or in an amendment to the registration statement of which this Prospectus is a part, as appropriate. See "Plan of Distribution." Each of the Selling Shareholders reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of shares of Common Stock to be made directly or through agents.

       The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Shareholders.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON

  THE  ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.    ANY
  REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is       , 1996

       No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with the offering other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


             DOCUMENTS INCORPORATED BY REFERENCE

       The following documents have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

       (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 1995;

       (2) the description of the Common Stock contained in the Company's Registration Statement on Form 8-B (File No. 1-4235) filed on April 10, 1989, and any amendment or report filed for the purpose of updating any such description; and

       (3) the description of the rights under the Rights Agreement between the Company and Chemical Bank, dated as of October 25, 1989 (the "Rights Agreement"), set forth in the Company's Registration Statement on Form 8-A (File No. 1-4235) filed on November 7, 1989, and any amendment or report filed for the purpose of updating any such description.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to AMP Incorporated, P.O. Box 3608, Mail Stop 176-48, Harrisburg, Pennsylvania 17105,
  Attention: David F. Henschel, Corporate Secretary, telephone number (717) 780-4205.

                         THE COMPANY

       AMP is the world leader in electrical and electronic connection devices and a producer of an expanding number of connector intensive assemblies and total interconnection systems. AMP supplies over 100,000 types and sizes of terminals, splices, connectors, cable and panel assemblies, electro-optic devices, printed circuit board assemblies, sensors, wide and local area network products and systems, switches, touch screen data entry systems and related application tooling to more than 250,000 worldwide customer locations, including original electrical and electronic equipment manufacturers and customers who install and maintain that equipment. The mailing address of AMP's principal executive offices is P.O. Box 3608, Harrisburg, Pennsylvania 17105, and its telephone number is (717) 564-0100.

                 DESCRIPTION OF CAPITAL STOCK

       The class  of securities  to be registered  is Common
  Stock, no par value.

  Capital Stock

       The   following  statements   with  respect   to  the
  Company's capital stock are subject to the detailed provisions of the Company's Restated Articles of Incorporation ("Articles of Incorporation"), By-laws, as amended (the "By-laws"), and the Rights Agreement. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Articles of Incorporation, the By-laws and the Rights Agreement, each of which are incorporated by reference into this Prospectus.

      The Company is authorized to issue 700,000,000 shares of its Common Stock. The Company has no other authorized classes of stock or securities. As of April 19, 1996, 219,318,906 shares of Common Stock were issued and outstanding (excluding 13,168,423 shares held in treasury).

  Common Stock

       Each share of Common Stock of the Registrant entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders. In electing directors, shareholders are not entitled to cumulative voting. Holders of Common Stock do not have any preemptive rights or rights to subscribe to additional securities of the Company. There are no conversion rights, redemption provisions or sinking fund provisions applicable to the Common Stock nor is it subject to calls or assessments by the Company. Upon liquidation, the holders of the Common Stock are entitled to receive, pro rata, the net assets of the Company available for distribution to shareholders. Holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of Directors of the Company out of funds legally available therefor.

  Common Stock Purchase Rights

       In 1989, the Company adopted a Shareholder Rights Plan (the "Shareholder Rights Plan") and distributed to its shareholders, with respect to each outstanding share of Common Stock held, one right ("the Right") to purchase one share of Common Stock at a purchase price of $175, subject to adjustment. The purchase price was adjusted to $87.50 to reflect the Company's 2-for-1 stock split which was effected on March 2, 1995. The description and terms of the Rights are set forth in the Rights Agreement.

       The Rights will remain attached to the Common Stock and are not exercisable except under the limited circumstances set forth in the Shareholder Rights Plan and relating generally to the acquisition of, or tender for, 20% or more of the outstanding Common Stock. If such circumstances occur, the Rights will separate from the Common Stock and become exercisable. If, subsequently, a person actually acquires beneficial ownership of 20% or more of the Common Stock (an "Acquiring Person"), except pursuant to an offer for all outstanding shares of Common Stock which the independent directors of the Company determine, after receiving advice from one or more investment banking firms, to be fair to and otherwise in the best interests of the Company and its shareholders (a "Qualifying Offer"), each Right (except those held by such Acquiring Person) will become exercisable for such number of shares of Common Stock (or, in certain circumstances, a reasonable substitute therefor) having a market value equal to twice the exercise price of the Right. In addition, if, after such time as an acquiror of shares of Common Stock becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows a Qualifying Offer and satisfies certain other requirements), (ii) the Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation but all or part of the Common Stock is changed into or exchanged for securities of the other person or other property, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each Right will become exercisable for such number of shares of common stock of the acquiror having a value equal to twice the exercise price of the Right. The Rights expire on November 6, 1999 unless earlier redeemed by the Company for $.005 per Right. The Company may redeem the Rights at any time until 10 business days after a person has become an Acquiring Person. Until the Rights separate from the Common Stock, each new share of Common Stock issued will have a Right attached. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

                     SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the Selling Shareholders, including the number of shares of Common Stock beneficially owned by each Selling Shareholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.

                   Number of    Percentage of
                   Shares of      Shares of
                  Common Stock   Common Stock
                  Beneficially   Outstanding
      Selling    Held Prior to   Prior to the
    Shareholder   the Offering     Offering

  Robert M.         613,429           *
  Bretholtz(1)
  Harold N.         414,637           *
  Cotton Trust(2)

  Ronnie             52,011           *
  Bretholtz,
  Custodian for
  Jared S.
  Bretholtz

  Joshua B.          52,011           *
  Bretholtz
  Grantor Trust
  Nancy E.          101,615           *
  Cotton Trust(3)

  Betsy Cotton      101,615           *
  Trust(3)








  Jewish             10,000           *
  Community
  Endowment
  Foundation of
  Worcester

  Fidelity           12,000           *
  Investments
  Charitable
  Gift Fund
  Lauren Cotton     101,615           *
  Trust(3)

                   1,458,933          *

  __________
  * Represents less than one percent of the outstanding shares of Common Stock.
  (1) Excludes 52,011 shares held by the Joshua B. Bretholtz Grantor Trust, of which Mr. Bretholtz is the trustee. Mr. Bretholtz disclaims beneficial ownership of such shares.


 (2) Phyllis J. Cotton, Lauren Cotton, Betsy Cotton, Nancy E. Cotton, Daniel
     I. Cotton, and Sylvia Racow are the beneficiaries of this trust. Phyllis J. Cotton, Daniel I. Cotton, Melvin M. Rosenblatt and David R. Andelman are the trustees of this trust. Melvin M. Rosenblatt and David R. Andelman disclaim beneficial ownership of such shares.


 (3) Daniel I. Cotton is the trustee of this trust and disclaims beneficial ownership of such shares.


                                              Percentage of
                                  Number of       Shares
                                  Shares of     of Common
                   Number of    Common Stock      Stock
                   Shares of    Beneficially   Outstanding
      Selling     Common Stock Held After the   After the
    Shareholder     Offered       Offering       Offering
  Robert M.         300,714        312,715          *
  Bretholtz(1)


  Harold N.         202,318        212,319          *
  Cotton Trust(2)
  Ronnie             26,005         26,006          *
  Bretholtz,
  Custodian for
  Jared S.
  Bretholtz








  Joshua B.          26,005         26,006          *
  Bretholtz
  Grantor Trust

  Nancy E.           50,807         50,808          *
  Cotton Trust(3)
  Betsy Cotton       50,807         50,808          *
  Trust(3)

  Jewish             10,000           -             -
  Community
  Endowment
  Foundation of
  Worcester

  Fidelity           12,000           -             -
  Investments
  Charitable
  Gift Fund
  Lauren Cotton      50,807         50,808          *
  Trust(3)

                   729,463         729,470          *


  __________
  * Represents less than one percent of the outstanding shares of Common Stock.
  (1) Excludes 52,011 shares held by the Joshua B. Bretholtz Grantor Trust, of which Mr. Bretholtz is the trustee. Mr. Bretholtz disclaims beneficial ownership of such shares.


  (2) Phyllis J. Cotton, Lauren Cotton, Betsy Cotton, Nancy E. Cotton, Daniel I. Cotton and Sylvia Racow are the beneficiaries of this trust. Phyllis J. Cotton, Daniel I. Cotton, Melvin M. Rosenblatt and David R. Andelman are the trustees of this trust. Melvin M. Rosenblatt and David R. Andelman disclaim beneficial ownership of such shares.


  (3) Daniel I. Cotton is the trustee of this trust and disclaims beneficial ownership of such shares.

      With the exception of WJF, FICGF and HNC, the Selling Shareholders acquired the shares of Common Stock offered hereby on February 28, 1996 from a wholly-owned subsidiary of the Company, pursuant to an Acquisition Agreement and Plan of Merger dated as of January 10, 1996 by and among the Company, MC Merger Corp., Madison Cable Corporation
  ("Madison   Cable"),   Madison  Cable   Limited  ("Madison
  Limited"),  Airport  Realty  Company  ("Airport  Realty"),
  Jared  Associates ("Jared")  and the  Selling Shareholders
  (the   "Acquisition   Agreement").      Pursuant   to  the
  Acquisition Agreement, the subsidiary of Company acquired all of the issued and outstanding capital stock of Madison

  Cable and Madison Limited and all of the respective assets of Airport Realty and Jared. FICGF received its shares as a charitable gift from RMB who received his shares pursuant to the Acquisition Agreement. WJF received its shares as a charitable gift from Harold N. Cotton who received the shares pursuant to the Acquisition Agreement. The balance of shares received by Mr. Cotton pursuant to the Acquisition Agreement were transferred without consideration to HNC.

     In connection with the Acquisition Agreement, the Company and the Selling Shareholders have entered into a Registration Rights Agreement pursuant to which the Company has agreed, among other things, to file up to three registration statements in connection with public offerings of shares of Common Stock, including the offering contemplated by this Prospectus, by the Selling Shareholders.

                     PLAN OF DISTRIBUTION

     The Company will not receive any of the proceeds from this offering.

     The shares of Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

     The Selling Shareholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Shareholders from sales of the Common Stock offered by the Selling Shareholders hereby will be the purchase price of such Common Stock less any broker's commissions and underwriter's discounts.

     To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of

  Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

     The sale of shares of Common Stock by the Selling Shareholders may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Shareholders or may purchase from the Selling Shareholders all or a portion of such shares as principal. Such sales may be made on the NYSE or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-
  dealer for its own account pursuant to a Prospectus Supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and
  (vi) sales in  other ways not  involving market makers  or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Shareholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

     The Company will pay substantially all the expenses incurred by the Selling Shareholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents or legal fees incurred by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                        LEGAL MATTERS

     The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by David F. Henschel, Associate General Legal Counsel of the Company. Mr. Henschel beneficially owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

                           EXPERTS

     The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                    AVAILABLE INFORMATION

     The   Company   is   subject   to   the   informational
  requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information filed with the Commission can be inspected and copied during normal business hours at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W.,
  Washington, D.C. 20549. Such reports, proxy and information statements, and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange shares of Common Stock are listed. Shares of Common Stock are also listed on the following regional stock exchanges: Boston Stock Exchange, Cincinnati Stock Exchange, Midwest Stock Exchange, Inc., Pacific Stock

  Exchange, Incorporated and Philadelphia Stock Exchange, and options with respect to the Common Stock are listed on the Chicago Stock Exchange, Inc.

     This Prospectus constitutes a part of a Registration Statement filed by Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate (except for the Securities and Exchange Commission Registration Fee) of the fees and expenses anticipated to be payable by the Company, in connection with the registration and distribution of the Common Stock being registered:


  Securities and Exchange Commission Registration Fee  $10,832
  Legal Fees  . . . . . . . . . . . . . . . . . . . .   14,500
  Accounting Fees . . . . . . . . . . . . . . . . . .    1,500
  Miscellaneous . . . . . . . . . . . . . . . . . .      3,168
         Total  . . . . . . . . . . . . . . . . . .    $30,000

  Item 15.  Indemnification of Directors and Officers.

     The Company, as a Pennsylvania corporation, is subject to the provisions of the Business Corporation Law of 1988 (the "BCL"), which is Pennsylvania's corporation statute. Subchapter D of Chapter 17 of the BCL provides for the authority of Pennsylvania corporations to indemnify directors, officers, employees or agents of the corporation, or of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan) who are serving as such at the request of the corporation (individually, a "Representative") against expenses (including attorneys'
  fees), judgments, fines and amounts paid in settlement in the case of third party actions, but only against expenses (including attorneys' fees) in the case of derivative actions. Unless ordered by a court, such indemnification is to be made only as authorized in the specific case upon a determination by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, by the shareholders or, if such quorum of the board is not obtainable or a majority vote of disinterested directors so directs, by independent legal counsel, that indemnification of the Representative is proper in the circumstances.
  Indemnification would be proper if the Representative acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that under no circumstances would indemnification be proper in the case of willful

  misconduct or recklessness.

     In the case of a derivative action, indemnification shall not be made in respect of any claim, issue or matter as to which a Representative has been adjudged liable to the corporation unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     To the extent a Representative has been successful on the merits or otherwise in the defense of a third party action or a derivative action, indemnification is mandatory with respect to expenses (including attorneys'
  fees) incurred in such defense. The corporation may advance defense expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the Representative to repay such advances if it is ultimately determined that he is not entitled to be indemnified, and a corporation may purchase insurance on behalf of any Representative against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether or not the corporation could indemnify him against such liability. The indemnification and advancement of expenses provided under the BCL is expressly not exclusive of any other rights to which a person may be entitled under any bylaw, agreement, shareholder vote or otherwise.

  Under the BCL, limitation of director monetary liability for breach of fiduciary duty is permitted provided that such provision is included in a bylaw approved by the shareholders. The shareholders of the Company, at its Annual Meeting of Shareholders held on April 13, 1989, approved such a provision in the Company's Bylaws. This provision provides that no director shall be personally liable for monetary damages as a result of any act or omission, unless he or she has not complied with the standard of care statutorily mandated for directors and his or her acts or omissions constitute self-dealing, willful misconduct or recklessness. The standard of care is set forth in Section 2.13 of the Bylaws, entitled "Standard of Care and Justifiable Reliance", and basically requires the director to perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. The Bylaw provision does not apply to liabilities of a director pursuant to any criminal statute

  or for payment of taxes pursuant to local, state or Federal law.

     On October 23, 1991 the Board of Directors of the Company approved an amendment to Article IV of the Company's Bylaws to provide for indemnification to the extent permitted under the BCL. Article IV provides that the Company shall indemnify any director or officer of the Company, and may indemnify any other employee or agent of the Company, who is, was or becomes a party, or is threatened to be made a party, to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and any appeal therein in which any such person is involved (a
  "Proceeding") by reason of being a Representative, or being a director, officer, employee or agent of either a constituent corporation absorbed in a consolidation or merger or another business entity at the request of such constituent corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably
  incurred   by  such   person   in  connection   with  such
  proceedings,  except  that  in   the  case  of  derivative
  actions, i) indemnification is limited to reasonably incurred expenses; and ii) a person adjudged to be liable to the Company may not be indemnified unless and only to the extent a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses that such court deems proper. Indemnification under Article IV applies to third party actions and derivative actions commenced or continuing after the adoption of the Article, whether arising from acts or omissions occurring before or after such adoption. Article IV provides that the rights of directors and officers thereunder with respect to third party actions are contractual rights.

     Article IV provides that indemnification of an indemnified party under Article IV shall be made by the Company only when requested in writing with supporting documentation and, in accordance with the provisions of the BCL, a determination is made in each specific case that indemnification of the Representative is proper under the circumstances. Such determination is to be made within 60 days after receipt of the request and shall be made by a majority vote of disinterested directors (if they constitute a quorum) or, under certain circumstances, either by a written opinion of independent legal counsel or by the shareholders. If independent legal counsel is to make the determination, then the disinterested directors  or,  if  the  disinterested  directors  do  not

  constitute a quorum, a majority of the Board of Directors shall select counsel to which the indemnified party does not reasonably object, except that in the event a change of control as defined in Article IV shall have occurred, the indemnified party shall select counsel to which the disinterested directors or, if the disinterested directors do not constitute a quorum, to which a majority of the Board of Directors do not reasonably object. Once a determination is made that the indemnified party is entitled to indemnification, payment shall be made within five days thereafter, and such determination shall be binding on the Company unless either the indemnified party made a misrepresentation or failed to disclose a material fact in requesting indemnification and supporting that request, or such indemnification is prohibited by law.

     As permitted by the BCL, Article IV also requires that the Company advance reasonable expenses to an indemnified party, upon determination by the Board or its duly authorized committee, within twenty days after receipt of a written request for such advance. Such request must reasonably identify, describe and document the legal expenses actually and reasonably incurred by the indemnified party and, if required by law, be accompanied by an undertaking of the indemnified party to repay the advance if ultimately it should be determined that the indemnified party is not entitled to be indemnified against such expenses. The advance may be made upon such terms and conditions, if any, as the Board of Directors or its duly authorized committee deems appropriate. The financial ability of the indemnified party to make repayment shall not be a prerequisite to the making of an advance.

     Article IV provides that an indemnified party shall not be entitled to indemnification or the advancement of expenses if and to the extent 1) the indemnified party did not act in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful, or 2) the Company enters into a contract with the indemnified party that establishes reasonable limitations or conditions on the indemnification of and advancement of expenses to the indemnified party and such conditions preclude indemnification or advancement of expenses under the circumstances at hand, or 3) payment to the indemnified party would result in double payment, or 4) a court of competent jurisdiction determines that such indemnification or advancement of expenses is unlawful. A termination of a third party Proceeding, or any claim,

  issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnified party to indemnification or create a presumption that the indemnified party did not meet the condition stated in 1) above.

     In accordance with the BCL, to the extent that an indemnified party is successful on the merits or otherwise in defense of any third party or derivative Proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys'
  fees) actually and reasonably incurred in such defense. Moreover, Article IV provides that an indemnified party shall be indemnified against any expenses actually and reasonably incurred in a successful effort to enforce his or her rights or mandatory indemnification under applicable law or his or her rights under Article IV if the indemnified party prevails in any such enforcement proceeding, or on a prorated basis if it is determined that the indemnified party is entitled to receive only part of the indemnification or advancement sought.

     Article IV provides that indemnification granted thereunder is not exclusive of any other rights to which a person may otherwise be entitled. In addition, Article IV provides, as permitted by the BCL, that the Company may purchase and maintain insurance on behalf of the Company, its subsidiaries and affiliates, and any Representative, against any liability asserted against such Representative or incurred by such Representative in any such capacity, or arising out of said Representative's status as such, whether or not the Company would have the power to indemnify such person against that liability under the provisions of applicable law. The Company may also enter into contracts with any Representative to provide contractual rights in furtherance of the provisions of
  Article IV, and Article IV provides that the Company may give other indemnification to the extent not prohibited by applicable law.

     As provided for in Article IV, the Company has entered into indemnification agreements with each of its directors and officers and with certain of its employees. These agreements contain provisions that afford rights with respect to indemnification and advancement of expenses that are consistent with the authority given in Article
  IV. The Company has also purchased and is maintaining directors' and officers' liability insurance covering liabilities to directors or officers of the Company arising by reason of wrongful acts committed or allegedly committed by them, whether or not they are indemnified by

  the Company. The cost to the Company to maintain such insurance for the benefit of its directors and officers is approximately $500,000 per year. The coverage does not extend to: i) violations of Section 16(b) of the Exchange Act; ii) dishonest, fraudulent or criminal acts; iii)
  claims arising from pollution or contamination events unless involved in a derivative action under circumstances where the Company does not have the financial ability to provide indemnification; iv) claims brought by one director or officer against another or against the Company, other than for claims for wrongful termination of employment; and v) claims arising from bodily injury, mental or emotional distress, sickness, disease, death or property damage or by reason of the Employee Retirement Income Security Act, which types of claims are intended to be covered under other insurance policies.

  Item 16.       Exhibits

  Exhibit Number              Description

      3.(i)(a)   Restated Articles of  Incorporation of  the
                 Company   (Incorporated  by   reference  to
                 Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

      3.(ii) By-laws of the Company (Incorporated by reference to Exhibit 3.(ii) of the Annual
                 Report  on Form  10-K  for  the year  ended
                 December 31, 1994).

      4.A Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors and dated October 25, 1989 (Incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31, 1994).

      4.B Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (Incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

     *5.         Opinion  of  David  F. Henschel,  Associate
                 General  Legal  Counsel  of   the  Company,
                 regarding the legality of the shares of Common Stock.



     *21.        List of Subsidiaries.

     23.         Consents of Experts and Counsel.

                 (a)          The consent of Arthur Andersen
                              LLP.
                 (b)          The   consent   of  David   F.
                              Henschel  is  included in  his
                              opinion filed as Exhibit 5.

     *24. Power of Attorney was included on page II-6 of the registration statement filed on March 26, 1996.

     *99.        Registration Rights Agreement  dated as  of
                 February 28, 1996  between the Company  and
                 each of the Selling Shareholders.
  _______________________
  *Previously filed.

  Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)

          or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                          SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on the 6th day of May, 1996.


                              AMP INCORPORATED


                              By:  /s/ David F. Henschel
                                   David F. Henschel
                                   Corporate Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 1996.

          Signature                Capacity



     James E. Marley*         Chairman  of  the Board  and a
                              Director


     William J. Hudson*       Chief  Executive  Officer  and
                              President and a Director
                              (Principal Executive Officer)

     Robert Ripp*             Vice   President   and   Chief
                              Financial Officer
                              (Principal    Financial    and
                              Accounting Officer)


     William S. Urkiel, Jr.*  Controller


     Dexter F. Baker*         Director


                              Director
     Ralph D. DeNunzio



     Barbara H. Franklin*     Director

     Joseph M. Hixon*         Director

     Harold A. McInnes*       Director

     Jerome J. Meyer*         Director


     John C. Morley*          Director

     Walter F. Raab*          Director

     Paul G. Schloemer*       Director

     Takeo Shiina*            Director

  * By:   /s/ David F. Henschel
          David F. Henschel
          Attorney-in-Fact



                      INDEX TO EXHIBITS



  Exhibit                                                    Sequentially
  Number         Description                                 Numbered
  Page

     3.(i)(a)    Restated Articles of  Incorporation of  the
                 Company   (Incorporated  by   reference  to
                 Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

     3.(ii) By-laws of the Company (Incorporated by reference to Exhibit 3.(ii) of the Annual
                 Report  on Form  10-K  for the  year  ended
                 December 31, 1994).

     4.A Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors and dated October 25, 1989 (Incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31, 1994).

     4.B Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (Incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

     *5.         Opinion  of  David  F. Henschel,  Associate
                 General  Legal  Counsel  of   the  Company,
                 regarding the legality of the shares of Common Stock.

    *21.         List of Subsidiaries.

    23.          Consents of Experts and Counsel.

                 (a)  The consent of Arthur Andersen LLP.
                 (b)  The  consent of  David F.  Henschel is
                      included  in  his  opinion   filed  as
                      Exhibit 5.

    *24. Power of Attorney was included on page II-6 of the registration statement filed on March 26, 1996.



    *99.         Registration Rights Agreement  dated as  of
                 February 28, 1996 between the Company and each of the Selling Shareholders.

  ____________________________
  *Previously filed.



                            II-12